PROXY                                                             EXHIBIT (99)-2

                          FIRST CITIZENS BANCORP, INC.
SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints              and
             , or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First Citizens Bancorp, Inc. ("First Citizens")which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at
             ,   .m., local time, on              , 1998, and at any adjournment
or postponement thereof (the "Special Meeting") upon the proposal described in the Prospectus-Joint Proxy Statement and the Notice of Special Meeting of
Shareholders, both dated              , 1998 as follows:

    1. MERGER. To consider and vote upon a proposal to approve the Third Amended and Restated Reorganization Agreement and Plan of Merger, dated as of April 15, 1998, by and between First Citizens and the Banc Corporation, a Delaware corporation (the "Corporation"), pursuant to which First Citizens will merge with the Corporation and the holders of First Citizens common stock will receive Corporation common stock, all as more fully described in the accompanying Prospectus-Joint Proxy Statement.

                 FOR    [ ]    AGAINST    [ ]    ABSTAIN    [ ]

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    Please sign exactly as name appears on the related envelope. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated:                          , 1998
                                                --------------------------

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST CITIZENS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.